UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2007
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective March 16, 2007, Canyon Copper Corp. (the “Company”) acquired 100% title to the mineral claims underlying the Company’s New York Canyon Project subject to a reservation by the optionors of a royalty consisting of 2% of the net smelter returns received by the Company on commencement of commercial production on the property. The acquisition of title to the claims was completed pursuant to the terms of the Property Option Agreement (the “Property Option Agreement”) dated March 18, 2004 and between the Company, Nevada Sunrise LLC, Robert Weicker, Sharon Weicker, Kurt Schendel, and Tami Schendel (collectively the “Optionors”). The final payment due under the Property Option Agreement consisted of the issuance of 500,000 restricted shares of the Company’s common stock and a cash payment of $250,000 to the Optionors.

The stock issuances to Optionors resident in the United States were completed in accordance with Section 4(2) and Regulation D of the Securities Act of 1933 and to Optionors resident in Canada pursuant to Regulation S of the Securities Act of 1933. The Company received a final quitclaim deed dated March 12, 2007 from the Optionors confirming the transfer of title to the mineral claims. The deed was subsequently recorded with the Nevada Bureau of Land and Mines on March 19, 2007.

The above summary is qualified in its entirety by reference to the full text of the Property Option Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2004, and the Quit Claim Deed, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit
Number	Description of Exhibit

10.1	Quit Claim Deed dated March 12, 2007

99.1	Press Release dated March 22, 2007 announcing completion of acquisition of New York Canyon claims

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: March 26, 2007
	By:	/s/ Kurt Bordian

KURT BORDIAN
Chief Financial Officer